UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) December 17, 2008 (December 16, 2008)

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

6350 South 3000 East

Salt Lake City, Utah 84121

(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                    Entry into a Material Definitive Agreement.

On December 16, 2008, Overstock.com, Inc. (the “Company”) entered into a First Amendment to Lease (the “Amendment”) amending the terms of the Lease Agreement (the “Lease”) with Natomas Meadows, LLC (“Natomas”).  The Lease is for a 686,865 square foot warehouse facility, located at 4800 West 1862 South, Salt Lake City, Utah (the “New Warehouse”).  The Amendment provides for financing of the costs of certain tenant improvements to the New Warehouse, consisting of a Company call center and related facilities, constructed within the New Warehouse at a total cost of $2,733,733.  The Amendment establishes that the costs for the improvements will be financed by the Company’s payment upon Amendment execution of $1,000,000 to Natomas , providing also that the Company will pay the remaining balance of $1,733,733 (the “Remaining Balance”), together with interest of  9% on that remaining amount, by an increase of  $27,428 in the base rent the Company shall pay to Natomas over the term of the Lease.  The increase in base rent will, commence on January 1, 2009 and continue through February 28, 2016.  Also in connection with the financing, the Amendment specifies the Company will provide to Natomas a short term loan of $750,000, to be repaid no later than December 30, 2008, and that the Company will also provide to Natomas a letter of credit in the amount of $1,000,000 upon which Natomas may draw in the event that the Company either fails to make a payment of base rent when due or fails to replace the letter of credit annually with another letter of credit, 30 days before the letter of credit’s expiration.  Other changes to the Lease accomplished by the Amendment are a two-month extension in the termination date of the Lease: from December 31, 2015 to February 28, 2016; provisions for liquidated damages payable to Natomas in the event of an uncured default in the payment of  base rent, which damages shall be the unamortized principal amount of the Remaining Balance,  reduced by the intervening payments of additional rent, such liquidated damages being in addition to other damages to which Natomas may otherwise be entitled; the establishment of  a staged  rent credit available to the Company upon the Company’s vacation of other warehouse space currently leased from Natomas,  which credit shall run through May 31, 2010; and providing for cooperation between Natomas and the Company in the construction of any future tenant improvements to the New Warehouse.

Including the space now leased in the New Warehouse, the Company currently has warehouse operations in three facilities in Salt Lake City.  Over the course of the staged Natomas Lease, the Company plans to consolidate warehousing operations from three facilities to two leased warehouse facilities, in February 2009.  The warehouse operations being consolidated are located in a warehouse facility  under common ownership with Natomas.

Reference is hereby made to the terms of the First Amendment to Lease, a copy of which is filed herewith as Exhibit 10.1, for additional information regarding the terms of the Lease Agreement.

 Item 9.01                    Financial Statements and Exhibits

                                     (d)      Exhibits.                                10.1         First Amendment to Lease, executed

                                                                                                               Dated December 16, 2008

Certain statements contained in this Form 8-K include statements that are “forward-looking statements,” including, without limitation, statements regarding future tenant improvements to the New Warehouse and future consolidation of the Company’s warehouse operations.  There are risks that the Company faces that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. There also may be additional risks that the Company does not presently know or that it currently believes are immaterial which could also impair its business and results of operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, our subsequent quarterly reports on Form 10-Q, or any amendments thereto, and our other subsequent filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ David Chidester
David Chidester
Senior Vice President, Finance
Date: December 17, 2008